Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media: David Fraser
Stamford, CT: +1 (203) 904 2410	Lausanne: +41 582 424 500
Lausanne: +41 582 424 666	Email: David.Fraser@pmi.com
Email: InvestorRelations@pmi.com
Philip Morris International Participates in 2025 Barclays Global Consumer Staples Conference;
Reaffirms 2025 Full-Year Forecast for Reported Diluted EPS of $7.24 to $7.37 and Adjusted Diluted EPS of $7.43 to $7.56, Representing Growth of 13% to 15%, 11.5% to 13.5% Excluding Currency
STAMFORD, CT, September 2, 2025 – Philip Morris International Inc. (PMI) (NYSE: PM) Chief Executive Officer, Jacek Olczak, will address investors today at the 2025 Barclays Global Consumer Staples Conference.
"With strong volume momentum over the summer months, including IQOS and ZYN offtake, and despite increasing competition in smoke-free products, we are on track to deliver our full-year guidance of 13% to 15% adjusted diluted EPS growth in dollar terms, the strongest since 2011 excluding the pandemic recovery," said Jacek Olczak, Chief Executive Officer.
The event will be webcast live in listen-only mode, beginning at approximately 11:15 a.m. ET, at www.pmi.com/2025barclays and on the PMI Investor Relations Mobile Application (www.pmi.com/irapp). An archived copy of the webcast will be available for six months after the event.
2025 Full-Year Forecast
PMI reaffirms its 2025 full-year reported diluted EPS forecast, announced on July 22, 2025, to be in a range of $7.24 to $7.37. Excluding a total 2025 adjustment of $0.19 per share, this forecast represents a projected increase of 13% to 15% versus 2024. Also excluding a favorable currency impact of $0.10, at prevailing exchange rates, this forecast represents a projected increase of 11.5% to 13.5% versus adjusted diluted EPS of $6.57 in 2024, as outlined in the below table.

Today’s address will also cover a business update on Q3-to-date dynamics:
•Combustible volume recovery in Turkey and volume dynamics in Egypt better-than-expected
•Continued strong IQOS growth
•Very good international ZYN and VEEV growth
•Strong momentum in U.S. ZYN offtake, which has accelerated further since the second quarter to around 32% growth in the first 8 weeks of Q3, as measured by Nielsen. We had previously assumed 800 to 840 million cans in shipments for the full year. We now assume second-half year-on-year shipment volume growth broadly in line with second-half year-on-year offtake growth, as we intensify our commercial activities amid increasing competition, subject to distributor & wholesaler inventory movements which include some additional normalization in Q3 following the restocking of the first half and the return to full availability.

Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

	Full-Year
	2025 Forecast			2024	Growth

Reported Diluted EPS	$7.24	-	$7.37	$ 4.52
Adjustments:
Restructuring charges(1)	0.13			0.10
Impairment of goodwill and other intangibles	0.03			0.01
Amortization of intangibles(1)	0.50			0.40
Loss on sale of Vectura Group	—			0.13
Egypt sales tax charge	—			0.03
Megapolis localization tax impact	—			0.05
Income tax impact associated with Swedish Match AB financing	(0.24)			0.14
Impairment related to the RBH equity investment	—			1.49
Fair value adjustment for equity security investments	(0.26)			(0.27)
Tax items	0.03			(0.03)
Total Adjustments	0.19			2.05
Adjusted Diluted EPS	$7.43	-	$7.56	$ 6.57	13%	-	15%
Less: Currency	0.10
Adjusted Diluted EPS, excluding currency	$7.33	-	$7.46	$ 6.57	11.5%	-	13.5%
(1) See our Q2 2025 Earnings Release for details.

Philip Morris International: A Global Smoke-Free Champion
Philip Morris International is a leading international consumer goods company, actively delivering a smoke-free future and evolving its portfolio for the long term to include products outside of the tobacco and nicotine sector. The company’s current product portfolio primarily consists of cigarettes and smoke-free products, including heat-not-burn, nicotine pouch and e-vapor products. As of June 30, 2025, our smoke-free products were available for sale in 97 markets, and PMI estimates they were used by over 41 million legal-age consumers around the world, many of whom have moved away from cigarettes or significantly reduced their consumption. The smoke-free business accounted for 41% of PMI’s first-half 2025 total net revenues. Since 2008, PMI has invested over $14 billion to develop, scientifically substantiate and commercialize innovative smoke-free products for adults who would otherwise continue to smoke, with the goal of completely ending the sale of cigarettes. This includes the building of world-class scientific assessment capabilities, notably in the areas of pre-clinical systems toxicology, clinical and behavioral research, as well as post-market studies. Following a robust science-based review, the U.S. Food and Drug Administration has authorized the marketing of Swedish Match’s General snus and ZYN nicotine pouches and versions of PMI’s IQOS devices and consumables - the first-ever such authorizations in their respective categories. Versions of IQOS devices and consumables and General snus also obtained the first-ever Modified Risk Tobacco Product authorizations from the FDA. With a strong foundation and significant expertise in life sciences, PMI has a long-term ambition to expand into wellness and healthcare areas and aims to enhance life through the delivery of seamless health experiences. References to “PMI”, “we”, “our” and “us” mean Philip Morris International Inc., and its subsidiaries. For more information, please visit www.pmi.com and www.pmiscience.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and goals and other forward-looking statements, including statements regarding expected financial or operational performance; capital allocation plans; investment strategies; regulatory outcomes; market expectations; business plans and strategies. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products in certain markets or countries; health concerns relating to the use of tobacco and other nicotine-containing products and exposure to environmental tobacco smoke; litigation related to tobacco and/or nicotine use and intellectual property; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; the impact and consequences of Russia's invasion of Ukraine; changes in adult smoker behavior; the impact of natural disasters and pandemics on PMI's business; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; recent and potential future tariffs imposed by the U.S. and other countries; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as components and materials for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to introduce, commercialize, and grow smoke-free products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; if it is unable to attract and retain the best global talent; or if it is unable to successfully integrate and realize the expected benefits from recent transactions and acquisitions. Future results are also subject to the lower predictability of our smoke-free products performance.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including PMI's Annual Report on Form 10-K for the fourth quarter and year ended December 31, 2024, and the Quarterly Report on Form 10-Q for the second quarter ended June 30, 2025. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.